UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant
to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2014

Senomyx, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50791 (Commission File Number)	33-0843840 (I.R.S. Employer Identification No.)

4767 Nexus Centre Drive San Diego, California (Address of principal executive offices)	92121 (Zip Code)

Registrant’s telephone number, including area code: (858) 646-8300

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement

In May 2014, PepsiCo, Inc. exercised its option to extend the collaborative agreement with Senomyx dated August 16, 2010 related to Senomyx’s sweet-taste program for an additional two years, through August 2016. The collaboration will continue to be focused on the discovery and development of new flavor ingredients and new natural high-potency sweeteners. Senomyx will be entitled to $17.6 million in committed research funding to be paid in quarterly installments over the additional two-year period.

On May 19, 2014, Senomyx, Inc. issued a press release in which the company announced the extension of its Sweet Program collaboration with PepsiCo. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits.

99.1                        Press release of Senomyx, Inc. dated May 19, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENOMYX, INC.

	By:	/S/ ANTONY ROGERS
Antony Rogers
Senior Vice President and Chief Financial Officer

Date: May 19, 2014

INDEX TO EXHIBITS

99.1                        Press release of Senomyx, Inc. dated May 19, 2014.